As filed with the Securities and Exchange Commission on October 8, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lite Strategy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0407811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9920 Pacific Heights Blvd.,

Suite 150

San Diego, CA 92121

(858) 369-7100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Justin J. File

Acting Chief Executive Officer

Lite Strategy, Inc.

9920 Pacific Heights Blvd.,

Suite 150

San Diego, CA 92121

(858) 369-7100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Justin W. Chairman, Esq.

Morgan, Lewis & Bockius LLP

2222 Market Street

Philadelphia, PA 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2025

PROSPECTUS

Lite Strategy, Inc.

780,497 Shares of Common Stock

Offered by the selling stockholders

This prospectus filed by Lite Strategy, Inc. (the “Company”) relates to the resale by the selling stockholders named in this prospectus, or the selling stockholders, from time to time, of up to 780,497 shares of common stock, par value $0.0000002 per share, of the Company (the “Common Stock”), consisting of (i) 546,348 shares of Common Stock (the “GSR Warrant Shares”) issuable upon the exercise of warrants (the “GSR Warrants”) issued to GSR Strategies LLC (the “Asset Manager”) with an exercise price of $0.0001 per share and (ii) 234,149 shares of Common Stock (the “Advisory Warrant Shares”) issuable upon the exercise of warrants (the “Advisory Warrants”) issued to Green Dragon Investments LLC (“Green Dragon”) with an exercise price of $0.0001 per share.

The GSR Warrant Shares were issued pursuant to that certain Asset Management Agreement (the “Asset Management Agreement”), dated July 22, 2025, between the Company and the Asset Manager. The Advisory Warrant Shares were issued pursuant to that certain Advisory Agreement, dated as of July 22, 2025, by and between the Company and Green Dragon. We refer to the GSR Warrant Shares and the Advisory Warrant Shares collectively as the “Securities” in this prospectus.

The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, receive up to approximately $54.63 in gross proceeds if the GSR Warrants are exercised in full and $23.41 in gross proceeds if the Advisory Warrants are exercised in full.

Our Common Stock is currently traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LITS.” On October 7, 2025, the closing price as reported on Nasdaq was $2.45 per share.

The selling stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

We are a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary - Implications of Being a Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 8 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is    , 2025

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may sell shares of our Common Stock from time to time and in one or more offerings as described in this prospectus and may provide a prospectus supplement to this prospectus that contains specific information about the shares of our Common Stock being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any shares of our Common Stock, you should carefully read both this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor any underwriter has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholders nor any underwriter takes responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell the shares of our Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless indicated otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

The terms “Lite Strategy,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Lite Strategy, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Lite Strategy, Inc. (Nasdaq: LITS) is the first U.S.-listed public company to adopt Litecoin as its primary reserve asset. Formerly known as MEI Pharma, Inc., the Company has expanded its business model beyond its portfolio of drug candidates to focus on pioneering institutional-grade digital asset treasury strategies, in partnership with leading innovators across blockchain, finance, and technology.

Litecoin Treasury Strategy

On July 17, 2025, we entered into securities purchase agreements with certain investors (the “Purchasers”) pursuant to which we agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) an aggregate of (i) 23,216,898 shares of Common Stock, at an offering price of $3.42 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 6,022,869 shares of Common Stock at an offering price of $3.4199 per Pre-Funded Warrant.

We used the funds from the Offering to acquire Litecoin, a peer-to-peer Internet currency that enables instant, near-zero cost payments to anyone in the world. Litecoin is an open source, global payment network that is fully decentralized without any central authorities. Mathematics secures the network and empowers individuals to control their own finances. Litecoin features faster transaction confirmation times and improved storage efficiency than the leading math-based currency. Litecoin will serve as our primary treasury reserve asset. We believe this strategy will allow us to diversify reserves, enhance capital efficiency, and align with emerging financial technologies.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LITS.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Regulation S-K. As a result, we may take advantage of certain of the scaled disclosures available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company if we have (i) less than $250 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter or (ii) less than $100 million of annual revenues in our most recent fiscal year completed before the last business day of our second fiscal quarter and less than $700 million in market value of our shares held by non-affiliates as of the last business day of our second fiscal quarter.

Corporate Information

Our principal executive offices are located at 9920 Pacific Heights Blvd., Suite 150, San Diego, CA 92121, and our phone number is (858) 369-7100. Our website is https://litestrategy.com/. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Common Stock.

THE OFFERING
Shares of GSR Warrant Shares Offered:

546,348 shares of Common Stock issuable upon exercise of the GSR Warrants, each exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The GSR Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the GSR Warrants and may be exercised at any time until all of the GSR Warrants are exercised in full.

Advisory Warrant Shares Offered:

234,149 Advisory Warrant Shares issuable upon exercise of the Advisory Warrants, each exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Advisory Warrants are exercisable immediately upon issuance or otherwise in accordance with the terms of the Asset Manager Warrants and may be exercised at any time on or prior to 5:00 p.m. (New York City time) on October 8, 2030.

Common Stock Outstanding Before this Offering:	35,655,155 shares of Common Stock.
Common Stock to be Outstanding After this Offering:	36,435,652 shares of Common Stock, assuming the exercise of all of the GSR Pre- Funded Warrants and Advisory Warrants.
Selling Stockholders:	All of the shares of our Common Stock are being offered by the selling stockholders. See “selling stockholders” on beginning on page 15 for additional information on the selling stockholders.

Use of proceeds:

We will not receive any proceeds from the sale of the shares of Common Stock in this offering by the selling stockholders. We will, however, receive up to approximately $54.63 in gross proceeds if the GSR Pre- Funded Warrants are exercised in full and $23.41 in gross proceeds if the Advisory Warrants are exercised. See “Use of Proceeds” beginning on page 10 for additional information on the use of proceeds.

Plan of Distribution:

The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our Common Stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of our Common Stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 16 for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors:

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock

Nasdaq Global Select Market symbol	"LITS"

 Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 35,655,155 shares of Common Stock outstanding as of October 7, 2025 and assumes full exercise of the GSR Warrants and Advisory Warrants. The number of shares of Common Stock outstanding after this offering excludes:

•
102,513 shares of common stock issuable upon exercise of warrants outstanding as of June 30, 2025, which are exercisable at a price of $6.80 per shares;
•
869,168 shares of common stock issuable upon exercise of outstanding options as of June 30, 2025, which have a weighted-average exercise price of $32.85 per shares;
•
920,737 shares of common stock reserved for issuance and available for future grant under the MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan (Omnibus Plan), as amended and restated from time to time, as of June 30, 2025; and
•
169,698 shares of common stock reserved for issuance and available for future grant under the amended and restated 2021 Inducement Plan (Inducement Plan) as of June 30, 2025.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should carefully consider the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Resales of our Common Stock in the public market by our stockholders (including the selling stockholders) may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the selling stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell our shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the selling stockholders, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

There is no public market for the GSR Warrants and Advisory Warrants.

There is no established public trading market for the GSR Warrants and Advisory Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the GSR Warrants and Advisory Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the GSR Warrants and Advisory Warrants will be limited.

Holders of our GSR Warrants and Advisory Warrants will have no rights as Common Stock stockholders until they acquire our shares of Common Stock.

Until shares of Common Stock are acquired upon exercise of the GSR Warrants and Advisory Warrants, holders of those warrants will have no rights with respect to the shares of Common Stock issuable upon exercise of such warrants. Upon exercise of the GSR Warrants and Advisory Warrants, the holders will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the issuance date for such shares of Common Stock.

We intend to use substantially all of the net proceeds from this offering to purchase Litecoin, the price of which has been, and will likely continue to be, highly volatile.

We intend to use substantially all of the net proceeds from this offering to purchase Litecoin. Litecoin is a highly volatile asset that has traded between $50.43 and $146.61 per Litecoin on Coinbase in the 12 months ended July 3, 2025. More recently, during the second calendar quarter of 2025, Litecoin has traded between $63.75 and $106.15 per Litecoin through June 30, 2025. In addition, Litecoin does not pay interest. The ability to generate a return on investment from the net proceeds of this offering will depend on whether there is appreciation in the value of Litecoin following our purchases. Future fluctuations in Litecoin’s trading prices may result in our converting Litecoin purchased with the net proceeds from this offering into cash with a value substantially below such net proceeds.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling stockholders. All of the net proceeds from the sale of our Common Stock will go to the selling stockholders as described below in the sections entitled “selling stockholders” and “Plan of Distribution.” However, we will receive up to approximately $54.63 in gross proceeds if the GSR Warrants are exercised in full and $23.41 in gross proceeds if the Advisory Warrants are exercised in full. To the extent we receive proceeds from the exercise of the GSR Warrants and Advisory Warrants, we expect to use such proceeds for general corporate purposes. We have agreed to bear the expenses relating to the registration of the Securities for the selling stockholders.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Shares of our Common Stock are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “LITS.” Other than a special dividend paid in November 2023, we have never declared or paid, and do not anticipate declaring, or paying in the foreseeable future, any cash dividends on our capital stock. Future determinations as to the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

Instead of paying cash dividends, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our Board of Directors might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law.

DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus.

Common Stock

The following description of our Common Stock is a summary. This summary is qualified in its entirety by reference to the Delaware General Corporation Law (“DGCL”) and to the complete text of our Amended and Restated Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of shares made up of:

•
226,000,000 shares of Common Stock, par value $0.00000002 per share; and
•
100,000 shares of undesignated preferred stock, par value $0.01 per share, the rights and preferences of which may be established from time to time by our Board of Directors.

Holders of our Common Stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of Common Stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our Common Stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our Common Stock or any other securities convertible into shares of any class of our Common Stock. Holders of our Common Stock have the right to participate ratably in dividend distributions. The shares of our Common Stock offered hereby, when issued, will be fully paid and nonassessable.

GSR Warrants

The following summary of certain terms and provisions of the GSR Warrants, which if exercised, will become the GSR Warrant Shares that are being offered hereby, is not complete and is subject to, and qualified in its entirety by, the provisions of the GSR Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of GSR Warrant for a complete description of the terms and conditions of the GSR Warrants.

Duration and Exercise Price. Each GSR Warrant will have an initial exercise price per share equal to $0.0001. The GSR Warrants will be immediately exercisable or otherwise in accordance with the terms of the GSR Warrant and may be exercised at any time until the Warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price

Exercisability. The GSR Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise (or, upon election by a holder prior to the issuance of any Warrant, 9.99%), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s GSR Warrants up to 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the GSR Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a GSR Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of Common Stock.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder of the GSR Warrant may exercise, in whole or in part, at such time by means of a “cashless exercise” through which the holder shall be entitled to receive upon such exercise the number of shares of Common Stock determined according to a formula set forth in the GSR Warrant.

Transferability. Subject to applicable laws, a GSR Warrant may be transferred at the option of the holder upon surrender of the GSR Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the GSR Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the GSR Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the GSR Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the GSR Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their GSR Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the GSR Warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, then, upon any subsequent exercise of the GSR Warrant, the holder shall have the right to receive, for each share underlying the GSR Warrant that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (for purposes of this paragraph, the “Alternate Consideration”) receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the GSR Warrant is exercisable immediately prior to such fundamental transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the GSR Warrant following such fundamental transaction. If the Company is not the surviving entity following a fundamental transaction, then at the option of the holder, the surviving entity shall deliver to the holder a security of the surviving entity in exchange for the GSR Warrant.

Advisory Warrants

The following summary of certain terms and provisions of the Advisory Warrants, which if exercised, will become the Advisory Warrant Shares that are being offered hereby, is not complete and is subject to, and qualified in its entirety by, the provisions of the Advisory Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Advisory Warrant for a complete description of the terms and conditions of the Advisory Warrants.

Duration and Exercise Price. Each Advisory Warrant will have an initial exercise price per share equal to $0.0001. The Advisory Warrants will be immediately exercisable or otherwise in accordance with the terms of the Advisory Warrant and may be exercised at any time until October 8, 2030 (the “Warrant Termination Date”).

Exercisability. The Advisory Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us, on or before the Warrant Termination Date, a duly executed exercise notice accompanied by payment in full for the number of our shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Advisory Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of Common Stock immediately after exercise (or, upon election by a holder prior to the issuance of any Warrant, 9.99%), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Advisory Warrants provided that in no event shall ownership exceed 9.99% of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Advisory Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Advisory Warrant. In lieu of fractional shares, at our election, we will either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Vesting. The Advisory Warrants shall become exercisable in four equal installments commencing on the initial exercise date, and then on each of the first three succeeding three month anniversaries thereof.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Advisory Warrants.

Transferability. Subject to applicable laws, an Advisory Warrant may be transferred at the option of the holder upon surrender of the Advisory Warrant to us together with the appropriate instruments of transfer.

Exchange Listing. There is no trading market available for the Advisory Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Advisory Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder. Except as otherwise provided in the Advisory Warrants or by virtue of such holder’s ownership of Common Stock, the holders of the Advisory Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Advisory Warrants.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•
a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•
an affiliate of an interested stockholder; or
•
an associate of an interested stockholder, for three years following the date that the stockholder became an interest stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•
our Board of Directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction, or
•
after the completion of the transaction that resulted in the stockholder become an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commended, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

Our transfer agent is Computershare Trust Company, N.A. located at 150 Royall Street, Canton, MA 02021.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those previously issued to the selling stockholders, or those issuable upon exercise of previously issued warrants to purchase shares of Common Stock. We are registering the Securities in order to permit the selling stockholders to offer the Securities for resale from time to time.

Information about the selling stockholders

The following table sets forth, based on information provided to us by or on behalf of the selling stockholders or known to us, the name of the selling stockholders and the number of shares of our Common Stock beneficially owned by the selling stockholders before and after this offering.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.” The percentages of ownership of the selling stockholders in the below table is based upon 35,655,155 shares of common stock outstanding as of October 7, 2025.

Name of selling stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After the Offering	Percentage of shares of Common Stock Owned After the Offering
GSR Strategies LLC (1)	2,008,337 (2)	546,348	1,461,989	4.1%
Green Dragon Investments LLC (3)	234,149 (4)	234,149	—	*

*	Indicates beneficial ownership of less than one percent (1%) of the total outstanding shares of our Common Stock.

(1)

As of October 7, 2025. Pursuant to that certain Asset Management Agreement, dated July 17, 2025, by and between the Company and GSR Strategies LLC (the “selling stockholder”), the Company issued the selling stockholder warrants to purchase 546,348 shares of common stock. Xin Song is the Chief Executive Officer of the selling stockholder and may be deemed to be the beneficial owner of such shares. Mr. Song, however, disclaims any beneficial ownership of the shares held by the selling stockholder. The registered address of the selling stockholder is at c/o 251 Little Falls Drive, Wilmington, DE 19808.

(2)	Includes the shares issuable upon the exercise of the warrants described in footnote 1.
(3)

As of October 7, 2025. Pursuant to that certain Advisory Agreement, dated July 22, 2025, by and between the Company and Green Dragon Investments LLC (the “selling stockholder”), the Company issued the selling stockholder warrants to purchase 234,149 shares of common stock.

(4)	Includes the shares issuable upon the exercise of the warrants described in footnote 3.

PLAN OF DISTRIBUTION

Each selling stockholder of the Securities and any of their pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
black trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchase by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods or sale; or
•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We are obligated to maintain the effectiveness of this registration statement until all of the GSR Warrant Shares and Advisory Warrant Shares, registered pursuant to it (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The resale Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain partners of Morgan, Lewis & Bockius LLP own a number of shares of our common stock which represent less than 0.1% of the total outstanding common stock.

EXPERTS

The consolidated financial statements of Lite Strategy, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and because we are a smaller reporting company, later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus.

•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on September 26, 2025;
•
our Current Reports on Form 8-K filed with the SEC on July 22, 2025, July 30, 2025, August 5, 2025 (solely as to the disclosure set forth in Item 8.01 therefore), August 6, 2025, September 4, 2025, September 10, 2025, and September 15, 2025; and
•
the description of our common stock contained in the Description of MEI Common Stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and any further Description of our Common Stock filed thereafter for the purpose of updating such description.

As a smaller reporting company, we also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus.

We make available, free of charge, through our website at https://litestrategy.com/ under “Investor and Media” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus or any applicable prospectus supplement. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information that we file with the SEC at www.sec.gov. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number.

Lite Strategy, Inc.

9920 Pacific Heights Blvd., Suite 150

San Diego, California 92121

Tel: (858) 369-7100

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of the Common Stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our corporate website address is https://litestrategy.com/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

780,497 Shares of Common Stock

Offered by the selling stockholders

PROSPECTUS

 , 2025

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Lite Strategy, Inc. (other than commissions and discounts and similar selling expenses). All amounts shown are estimates except the SEC registration fee:

Item	Amount
SEC Registration Fee	$263

Accounting Fees and Expenses	30	30,000
Legal Fees and Expenses		15,000
Miscellaneous Fees and Expenses		5,000

Total	$50,263

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Delaware law, our certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law such protection would be not available for liability:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•

an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our bylaws further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also authorize us to indemnify any of our employees or agents and permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

In addition, our bylaws also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and executive officers.

These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, the certificate of incorporation and bylaws, for expenses such as, among other things, attorneys’ fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also have directors’ and officers’ liability insurance.

The SEC has taken the position that personal liability of directors for violation of the federal securities laws cannot be limited and that indemnification by us for any such violation is unenforceable. The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Item 16.	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Lite Strategy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as filed on September 26, 2025)
3.2

Sixth Amended and Restated Bylaws of MEI Pharma, Inc. adopted as of December 18, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed on December 22, 2023)

4.1	Form of GSR Pre-Funded Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, as filed on July 22, 2025)
4.2	Form of Advisory Warrant (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K, as filed on July 22, 2025)
5.1*	Opinion of Morgan, Lewis & Bockius LLP
10.1

Asset Management Agreement, dated July 22, 2025, by and between MEI Pharma, Inc. and GSR Strategies LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, as filed on July 22, 2025)

10.2

Advisory Agreement, dated July 22, 2025, by and between MEI Pharma, Inc. and Green Dragon Investments LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, as filed on July 22, 2025)

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
107*	Filing Fee Table

*	Filed herewith

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the San Diego, State of California, on this 8th day of October, 2025.

LITE STRATEGY, INC.

By:	/s/ Justin J. File
Name:	Justin J. File
Title:	Acting Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Justin J. File his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offerings covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post- effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Justin J. File	Acting Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive Officer, Principal Financial and Accounting Officer)	October 8, 2025
Justin J. File

/s/ Frederick W. Driscoll	Director and Chairman	October 8, 2025
Frederick W. Driscoll

/s/ James Flynn	Director	October 8, 2025
James Flynn

/s/ Nicholas R. Glover	Director	October 8, 2025
Nicholas R. Glover

/s/ Charles B. Lee	Director	October 8, 2025
Charles B. Lee

/s/ Joshua Riezman	Director	October 8, 2025
Joshua Riezman

/s/ Thomas C. Reynolds	Director	October 8, 2025
Thomas C. Reynolds